Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pinnacle Financial Partners, Inc. 401(k) Plan
Nashville, TN

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49564) of Pinnacle Financial Partners, Inc. of our report dated June 26, 2014 relating to the 2013 financial statements and supplemental schedule of the Pinnacle Financial Partners, Inc. 401(k) Plan which appear in this 2013 Annual Report on Form 11-K.

/s/ Lattimore Black Morgan & Cain, PC
June 26, 2014